Exhibit 99.1

FOR IMMEDIATE RELEASE

Immunicon Corporation Announces Convertible Debt Financing

Huntingdon Valley, PA, December 5, 2006 – Immunicon Corporation (NASDAQ-GM:IMMC) announced today that it has entered into a definitive agreement for the sale and issuance of $30 million in aggregate principal amount of Immunicon’s unsecured subordinated convertible promissory notes which are convertible initially into an aggregate of up to 7,334,964 shares of Immunicon’s common stock, and accompanying warrants to purchase 1,466,994 shares of Immunicon’s common stock. The closing of the offering of the notes and warrants is expected to occur on or about December 5, 2006, subject to satisfaction or waiver of customary closing conditions. Deutsche Bank Securities Inc. acted as exclusive placement agent for the offering.

Under the terms of the offering, the notes will have a 6% interest rate, with the interest being payable solely by addition of such interest to the principal of the notes on a quarterly basis. The notes will be convertible into shares of common stock of Immunicon at a conversion price of $4.09 per share, subject to certain adjustments. The warrants will have an exercise price of $4.09 per share, subject to certain adjustments.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these shares of common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

The notes and the warrants in the offering have been registered under the Securities Act of 1933, as amended, under Immunicon’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on May 6, 2005 and declared effective on June 3, 2005.

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products, and is providing certain analytical services to pharmaceutical and biotechnology companies to assist them in developing new therapeutic agents, with an initial focus on cancer disease management. Immunicon has developed platform technologies to identify, count and characterize a small number of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases. For more information, please visit www.immunicon.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release include, among others, statements relating to the anticipated closing and closing date of the offering referred to in this release, statements regarding the anticipated clinical utility of Immunicon’s products and other statements not of historical fact. Immunicon cautions investors not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, are based on the current expectations and intent of the management of Immunicon and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by these statements. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, including, but not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company, in the field of cancer cell analysis; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of product candidates; Immunicon’s ability to obtain licenses from third parties to commercialize products; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers; compliance with applicable manufacturing standards; retaining key personnel; delays in the development of new products or planned improvements to products; effectiveness of products compared to competitors’ products; protection of Immunicon’s intellectual property; conflicts with third party intellectual property; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission. Except as required by law, Immunicon accepts no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for modifications made to this document by Internet or wire services.

“Immunicon” and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. ALL RIGHTS RESERVED.

Contact Information: James G. Murphy SVP of Finance & Administration, CFO 215-346-8313 jmurphy@immunicon.com	Investors/Media: Tierney Communications Denise Portner Vice President 215-790-4395 dportner@tierneyagency.com